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                                                                  EXHIBIT 99



                                  Contact:         Jay Barta
                                                   Levenson Public Relations
                                                   (214) 880-0200
                                          or
                                                   James F. Leary
                                                   Vice Chairman, Finance
                                                   (214) 965-6000




FOR IMMEDIATE RELEASE:  May 16, 1997


              SEARCH CAPITAL GROUP, INC. ANNOUNCES NAME CHANGE TO
                         SEARCH FINANCIAL SERVICES INC.


DALLAS, Texas -- Search Capital Group, Inc. announced that it has changed its name to Search Financial Services Inc. effective as of the close of business today.

         George C. Evans, Search Chairman and Chief Executive Officer stated, "Over the last two years, Search has achieved recognition in the industry for our turnaround efforts and has often been referred to as the NEW Search Capital Group, Inc. We believe this change in our corporate identity will better support our growth and diversification plans as we expand our consumer finance business."

         In connection with the name change, Search's publicly-traded securities will be identified with new stock symbols. Effective at the open of business on Monday, May 19, 1997, Search's common stock symbol will be SFSI and its 9%/7% convertible preferred stock symbol will be SFSIP on the NASDAQ National Market

         Search is a specialized financial services company engaged in the purchasing, financing, and servicing of nonprime automobile installment loans originated by franchised and independent automobile dealers. Search also engages in non-auto consumer finance operations.

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